March 30, 2007




         CONSENT OF FORMER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our auditors' report dated April 18, 2006 covering the audited financial statements of China Agri-Business, Inc. (formerly Shaanxi XinSheng Centennial Agricultural and Technology Co., Ltd.) as at December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 included in the Form SB-2A of China Agri-Business, Inc.



Yours very truly,
MOEN AND COMPANY LLP

Signed "Moen and Company LLP"